CUSTODY AGREEMENT

                            Dated September 12, 1995

                                     Between

                                 UMB BANK, N.A.

                                       and

                         INVESTORS RESEARCH CORPORATION

                                       and

                       THE TWENTIETH CENTURY MUTUAL FUNDS


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                                Table of Contents

SECTION                                                                  PAGE

     1.        APPOINTMENT OF CUSTODIAN                                    1

     2.        DEFINITIONS                                                 1
               (a)       Securities                                        1
               (b)       Assets                                            2
               (c)       Instructions                                      2

     3.        DELIVERY OF CORPORATE DOCUMENTS                             2

     4.        POWERS AND DUTIES OF CUSTODIAN AND DOMESTIC
                 SUBCUSTODIAN                                              3
               (a)       Safekeeping                                       4
               (b)       Manner of Holding Securities                      4
               (c)       Free Delivery of Assets                           6
               (d)       Exchange of Securities                            6
               (e)       Purchases of Assets                               6
               (f)       Sales of Assets                                   7
               (g)       Options                                           7
               (h)       Futures Contracts                                 8
               (i)       Segregated Accounts                               9
               (j)       Depositary Receipts                               9
               (k)       Corporate Actions, Put Bonds, Called Bonds, Etc.  9
               (l)       Interest Bearing Deposits                        10
               (m)       Foreign Exchange Transactions                    10
               (n)       Pledges or Loans of Securities                   11
               (o)       Stock Dividends, Rights, Etc.                    12
               (p)       Routine Dealings                                 12
               (q)       Collections                                      12
               (r)       Bank Accounts                                    12
               (s)       Dividends, Distributions and Redemptions         13
               (t)       Proceeds from Shares Sold                        13
               (u)       Proxies and Notices; Compliance with the
                           Shareholders Communication Act of 1985         13
               (v)       Books and Records                                14
               (w)       Opinion of Fund's Independent Certified
                           Public Accountants                             14
               (x)       Reports by Independent Certified Public
                           Accountants                                    14
               (y)       Bills and Other Disbursements                    14

     5.        SUBCUSTODIANS                                              14
               (a)       Domestic Subcustodians                           15
               (b)       Foreign Subcustodians                            15
               (c)       Interim Subcustodians                            16
               (d)       Special Subcustodians                            16
               (e)       Termination of a Subcustodian                    17
               (f)       Certification Regarding Foreign Subcustodians    17

     6.        STANDARD OF CARE                                           17
               (a)       General Standard of Care                         17


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SECTION                                                                  PAGE

               (b)       Actions Prohibited by Applicable Law, Events
                           Beyond Custodian's Control, Armed Conflict,
                           Sovereign Risk, Etc.                           17
               (c)       Liability for Past Records                       18
               (d)       Advice of Counsel                                18
               (e)       Advice of the Funds and Others                   18
               (f)       Instructions Appearing to be Genuine             18
               (g)       Exceptions from Liability                        19

     7.        LIABILITY OF THE CUSTODIAN FOR ACTIONS OF OTHERS           19
               (a)       Domestic Subcustodians                           19
               (b)       Securities Systems, Interim Subcustodians,
                           Special Subcustodians, Securities
                           Depositories and Clearing Agencies             19
               (c)       Defaults or Insolvencies of Brokers, Banks
                           Etc.                                           20
               (d)       Reimbursement of Expenses                        20

     8.        INDEMNIFICATION                                            20
               (a)       Indemnification by Fund                          20
               (b)       Indemnification by Custodian                     20

     9.        ADVANCES                                                   21

    10.        COMPENSATION                                               21

    11.        POWERS OF ATTORNEY                                         21

    12.        TERMINATION AND ASSIGNMENT                                 22

    13.        ADDITIONAL FUNDS                                           22

    14.        NOTICES                                                    22

    15.        MISCELLANEOUS                                              23



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                                CUSTODY AGREEMENT


         This agreement made as of this 12th day of September 1995, between UMB Bank, n.a., a national banking association with its principal place of business located at Kansas City, Missouri (hereinafter "Custodian"), and Investors Research Corporation (hereinafter "IRC"), and each of the registered investment companies that have executed the signature page hereof, together with such additional registered investment companies that shall be made parties to this Agreement by the execution of a separate signature page hereto (individually, a "Fund Company" and collectively, the "Fund Companies").

         WITNESSETH:

         WHEREAS, each Fund Company is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, IRC is a registered investment adviser and provides, either directly or through one o more of its affiliates, investment management and administrative services to the Fund Companies; and

         WHEREAS, each Fund Company desires to appoint Custodian as its custodian for the custody of Assets (as hereinafter defined) owned by the various series of shares of each such Fund Company which Assets are to be held in such accounts as such Fund Company may establish from time to time; and

         WHEREAS, Custodian is willing to accept such appointment on the terms and conditions hereof.

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, mutually covenant and agree as follows:

         1.       APPOINTMENT OF CUSTODIAN.

         Each Fund Company hereby constitutes and appoints the Custodian as custodian of Assets belonging to the various series of shares of each such Fund Company which have been or may be from time to time deposited with the Custodian or any Subcustodian (as defined in Section 5 below) duly appointed as set forth herein. Custodian accepts such appointment as a custodian and agrees to perform the duties and responsibilities of Custodian as set forth herein on the conditions set forth herein. It is understood and agreed to the parties hereto that wherever in this agreement it is stated or implied that an action is to be taken or performed by the Fund Companies, that such action shall be taken or performed by IRC or its affiliates.

         2.       DEFINITIONS.

         For purposes of this Agreement, the following terms shall have the meanings so indicated:

                  (a) "Security" or "Securities" shall have the same meaning ascribed to such term under Section 2(36) of the 1940 Act.

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                  (b)  "Assets" shall mean Securities, monies and other property held by the Custodian for the benefit of a Fund Company.

                  (c) (1) "Instructions," as used herein, shall mean: (i) a tested telex, a written (including, without limitation, facsimile transmission) request, direction, instruction or certification signed or initialed by or on behalf of a Fund Company by an Authorized Person (defined in Section 3 below);
(ii) a telephonic or other oral communication from a person the Custodian reasonably believes to be an Authorized Person; or (iii) a communication effected directly between an electro-mechanical or electronic device or system (including, without limitation, computers) on behalf of a Fund Company. Instructions in the form of oral communications shall be confirmed by the appropriate Fund Company by tested telex or in writing in the manner set forth in clause (i) above, but the lack of such confirmation shall in no way affect any action taken by the Custodian in reliance upon such oral Instructions prior to the Custodian's receipt of such confirmation. Each Fund Company authorizes the Custodian to record any and all telephonic or other oral Instructions communicated to the Custodian.

                      (2) "Special Instructions," as used herein, shall mean Instructions countersigned or confirmed in writing by the Treasurer or any Controller of a Fund Company or any other person designated by the Treasurer of such Fund Company in writing, which countersignature or confirmation shall be included on the same instrument containing the Instructions or on a separate instrument relating thereto.

                      (3) Instructions and Special Instructions shall be delivered to the Custodian at the address and/or telephone, facsimile transmission or telex number agreed upon from time to time by the Custodian and each Fund Company.

                      (4) Where appropriate, Instructions and Special Instructions shall be continuing instructions.

                  (d) "Domestic Subcustodian" shall mean those entities specifically identified as such on Appendix A attached hereto and such other entities as may be appointed "Domestic Subcustodians" pursuant to Section 5(a) below.

         3.       DELIVERY OF CORPORATE DOCUMENTS.

         Each of the parties to this Agreement represents that its execution does not violate any of the provisions of its respective charter, articles of incorporation, articles of association or bylaws and all required corporate action to authorize the execution and delivery of this Agreement has been taken.

         Each Fund Company has furnished the Custodian with copies, properly certified or authenticated, with all amendments or supplements thereto, of the following documents:


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              (a)    Resolutions of the Board of Directors of the Fund Companies
                     appointing the Custodian and approving the form of this Agreement; and

              (b) Each Fund Company's current prospectus and statements of additional information.

IRC will furnish the Custodian with copies of any updates, amendments or supplements to each Fund Company's prospectus and SAI upon request of the foregoing documents.

         In addition, each Fund Company has delivered or will promptly deliver to the Custodian, copies of the Resolution(s) of its Board of Directors or Trustees and all amendments or supplements thereto, properly certified or authenticated, designating certain officers or employees of IRC or its affiliates who will have continuing authority to certify to the Custodian: (a) the names, titles, signatures and scope of authority of all persons authorized to give Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of each Fund Company, and (b) the names, titles and signatures of those persons authorized to countersign or confirm Special Instructions on behalf of each Fund Company (in both cases collectively, the "Authorized Persons" and individually, an "Authorized Person"). Such Resolutions and certificates may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until revoked by telephone by any such officer or employee or by any Authorized Person, or until delivery to the Custodian of a similar Resolution or certificate to the contrary, whichever first occurs. Upon delivery of a certificate which deletes or does not include the name(s) of a person previously authorized to give Instructions or to countersign or confirm Special Instructions, such persons shall no longer be considered an Authorized Person authorized to give Instructions or to countersign or confirm Special Instructions. Unless the certificate specifically requires that the approval of anyone else will first have been obtained, the Custodian will be under no obligation to inquire into the right of the person giving such Instructions or Special Instructions to do so. Custodian from a Fund Company will be deemed to authorize or permit any director, trustee, officer, employee, or agent of such Fund Company or of IRC to withdraw any of the Assets of such Fund Company for his or her own personal use or receipt or to be an account not registered in the name of the Fund Companies upon the mere receipt of such authorization, Special Instructions or Instructions from such director, trustee, officer, employee or agent.

         4.       POWERS AND DUTIES OF CUSTODIAN AND DOMESTIC SUBCUSTODIAN.

         The Custodian shall have and perform the powers and duties hereinafter set forth in this Section 4. For purposes of this Section 4 all references to powers and duties of the "Custodian" shall also refer to any Domestic Subcustodian, whichever first occurs.


                                       3
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                  (a)      Safekeeping.

                  The Custodian will keep safely the Assets of each Fund Company which are delivered to it from time to time. The Custodian shall not be responsible for any property of a Fund held or received by such Fund and not delivered to the Custodian or Subcustodian.

                  (b)      Manner of Holding Securities.

                  (1) The Custodian shall at all times in accordance with Instructions received from IRC hold Securities of each Fund Company either: (i) by physical possession of the share certificates or other instruments representing such Securities in registered or bearer form; or (ii) in book-entry form by a Securities System (as hereinafter defined) in accordance with the provisions of sub-paragraph (3) below.

                  (2) The Custodian may hold registrable portfolio Securities which have been delivered to it in physical form, by registering the same in the name of the Custodian or its nominee, for whose actions Custodian shall be fully responsible. Upon the receipt of Instructions, the Custodian shall hold such Securities in street certificate form, so called, with or without any indication of fiduciary capacity. However, unless it receives Instructions to the contrary, the Custodian will register all such portfolio Securities in the name of the Custodian's authorized nominee. All such Securities shall be held in an account of the Custodian containing only assets of the appropriate Fund Company or only assets held by the Custodian as a fiduciary, provided that the records of the Custodian shall accurately reflect at all times the Fund Company or other customer for which such Securities are held in such accounts and the respective interests therein.

                  (3) Upon receipt of Instructions, the Custodian will deposit and/or maintain domestic Securities owned by a Fund Company in, and each Fund Company hereby approves use of: (a) The Depository Trust Company; (b) The Participants Trust Company; and (c) any book-entry system as provided in (i) Subpart O of Treasury Circular No. 300, 31 CFR 306.115, (ii) Subpart B of Treasury Circular Public Debt Series No. 27-76, 31 CFR 350.2, or (iii) the book-entry regulations of federal agencies substantially in the form of 31 CRT
306.115. Upon the receipt of Special Instructions, the Custodian will deposit and/or maintain domestic Securities owned by a Fund Company in any other domestic clearing agency registered with the Securities and Exchange Commission ("SEC") under Section 17A of the Securities Exchange Act of 1934 (or as may otherwise be authorized by the SEC to serve in the capacity of depository or clearing agent for the Securities or other assets of investment companies) which acts as a Securities depository. Each of the foregoing shall be referred to in this Agreement as a "Securities System," and all such Securities Systems shall be listed on the attached Appendix A. Use of a Securities System shall be in accordance with applicable Federal Reserve Board and SEC rules and regulations, if any, and subject to the following provisions:


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            (i)   The Custodian may deposit the Securities directly or
                  through one or more agents or Subcustodians which are also qualified to act as custodians for investment companies.

            (ii) The Custodian shall deposit and/or maintain the Securities in a Securities System, provided that such Securities are represented in an account ("Account") of the Custodian in the Securities System that includes only assets held by the Custodian as a fiduciary, custodian or otherwise for customers.

           (iii) The books and records of the Custodian shall at all times identify those Securities belonging to any one or more of the Fund Companies that are maintained in a Securities System.

            (iv) The Custodian shall pay for Securities purchased for the account of a Fund Company only upon (a) receipt of advice from the Securities System that such Securities have been transferred to the Account of the Custodian in accordance with the rules of the Securities System, and (b) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of such Fund Company. The Custodian shall transfer Securities sold for the account of a Fund Company only upon (a) receipt of advice from the Securities System that payment for such Securities has been transferred to the Account of the Custodian in accordance with the rules of the Securities System, and (b) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of such Fund Company. Copies of all advices from the Securities System relating to transfers of Securities for the account of a Fund Company shall be maintained for such Fund Company by the Custodian. The Custodian shall deliver to a Fund Company on the next succeeding business day daily transaction reports which shall include each day's transactions in the Securities System for the account of such Fund Company. Such transaction reports shall be delivered to such Fund Company or any agent designated by such Fund Company pursuant to Instructions, by computer or in such other manner as such Fund Company and Custodian may agree.

            (v) The Custodian shall provide such Fund Company with reports obtained by the Custodian or any Subcustodian with respect to a Securities System's accounting system, internal accounting control and procedures for safeguarding Securities deposited in the Securities System.

            (vi) Upon receipt of Special Instructions, the Custodian shall terminate the use of any Securities System on behalf of a Fund Company as promptly as practicable and shall take all actions reasonably practicable to safeguard the Securities of such Fund Company maintained with such Securities System.


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                  (c)      Free Delivery of Assets.

                  Notwithstanding any other provision of this Agreement and except as provided in Section 3 hereof, the Custodian, upon receipt of Special Instructions, will undertake to make free delivery of Assets, provided such Assets are on hand and available, in connection with a Fund Company's transactions and to transfer such Assets to such broker, dealer, Subcustodian, bank agent, Securities System or otherwise as specified in such Special Instructions.

                  (d)      Exchange of Securities.

                  Upon receipt of Instructions, the Custodian will exchange portfolio Securities held by it for a Fund for other Securities or cash paid in connection with any reorganization, recapitalization, merger, consolidation, or conversion of convertible Securities, and will tender any such portfolio Securities in accordance with the terms of any reorganization or protective plan.

                  Without Instructions, the Custodian is authorized to exchange Securities held by it in temporary form for Securities in definitive form, to surrender Securities for transfer into a name or nominee name as permitted in
Section 4(b)(2), to effect an exchange of shares in a stock split or when the par value of the stock is changed, to sell any fractional shares, and, upon receiving payment therefor, to surrender bonds or other Securities held by it at maturity or call.

                  (e)      Purchases of Assets.

                  (1) Securities Purchases. In accordance with Instructions, the Custodian shall, with respect to a purchase of Securities, pay for such Securities out of monies held for a Fund Company's account for which the purchase was made, but only insofar as monies are available therein for such purpose, and receive the portfolio Securities so purchased. Unless the Custodian has received Special Instructions to the contrary, such payment will be made only upon receipt of Securities by the Custodian, a clearing corporation of a national Securities exchange of which the Custodian is a member, or a Securities System in accordance with the provisions of Section 4(b)(3) hereof. Notwithstanding the foregoing, upon receipt of Instructions: (i) in connection with a repurchase agreement, the Custodian may release funds to a Securities System prior to the receipt of advice from the Securities System that the Securities underlying such repurchase agreement have been transferred by book-entry into the Account maintained with such Securities System by the Custodian, provided that the Custodian's instructions to the Securities System require that the Securities System may make payment of such funds to the other party to the repurchase agreement only upon transfer by book-entry of the Securities underlying the repurchase agreement into such Account; (ii) in the case of Interest Bearing Deposits (defined in Section 4(e) below), currency deposits, and other deposits, foreign exchange transactions, futures contracts or options, pursuant to Sections 4(g), 4(h), 4(l), and 4(m) hereof, the Custodian may make payment therefor before receipt of an advice of transaction; and (iii) in the case of Securities as to which payment for the Security and receipt of the instrument evidencing the Security

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are under generally accepted trade practice or the terms of the instrument representing the Security expected to take place in different locations or through separate parties, such as commercial paper which is indexed to foreign currency exchange rates, derivatives and similar Securities, the Custodian may make payment for such Securities prior to delivery thereof in accordance with such generally accepted trade practice or the terms of the instrument representing such Security.

                  (2) Other Assets Purchased. Upon receipt of Instructions and except as otherwise provided herein, the Custodian shall pay for and receive other Assets for the account of a Fund Company as provided in Instructions.

                  (f)      Sales of Assets.

                  (1) Securities Sold. In accordance with Instructions, the Custodian will, with respect to a sale, deliver or cause to be delivered the Securities thus designated as sold to the broker or other person specified in the Instructions relating to such sale. Unless the Custodian has received Special Instructions to the contrary, such delivery shall be made only upon receipt of payment therefor in the form of: (a) cash, certified check, bank cashier's check, bank credit, or bank wire transfer; (b) credit to the account of the Custodian with a clearing corporation of a national Securities exchange of which the Custodian is a member; or (c) credit to the Account of the Custodian with a Securities System, in accordance with the provisions of Section 4(b)(3) hereof. Notwithstanding the foregoing, Securities held in physical form may be delivered and paid for in accordance with "street delivery custom" to a broker or its clearing agent, against delivery to the Custodian of a receipt for such Securities, provided that the Custodian shall have taken reasonable steps to ensure prompt collection of the payment for, or return of, such Securities by the broker or its clearing agent, and provided further that the Custodian shall not be responsible for the selection of or the failure or inability to perform of such broker or its clearing agent or for any related loss arising from delivery or custody of such Securities prior to receiving payment therefor.

                  (2) Other Assets Sold. Upon receipt of Instructions and except as otherwise provided herein, the Custodian shall receive payment for and deliver other Assets for the account of a Fund Company as provided in Instructions.

                  (g)      Options.

                  (1) Upon receipt of Instructions relating to the purchase of an option or sale of a covered call option, the Custodian shall: (a) receive and retain confirmations or other documents, if any, evidencing the purchase or writing of the option by a Fund Company; (b) if the transaction involves the sale of a covered call option, deposit and maintain in a segregated account the Securities (either physically or by book-entry in a Securities System) subject to the covered call option written on behalf of such Fund; and (c) pay, release and/or transfer such Securities, cash or other Assets in accordance with any notices or other communications evidencing the expiration,

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termination or exercise of such options which are furnished to the Custodian by the Options Clearing Corporation (the "OCC"), the securities or options exchanges on which such options were traded, or such other organization as may be responsible for handling such options were traded, or such other organization as may be responsible for handling such option transactions.

                  (2) Upon receipt of Instructions relating to the sale of a naked option (including stock index and commodity options), the Custodian, the appropriate Fund Company and the broker-dealer shall enter into an agreement to comply with the rules of the OCC or of any registered national securities exchange or similar organization(s). Pursuant to that agreement and such Fund Company's Instructions, the Custodian shall: (a) receive and retain confirmations or other documents, if any, evidencing the writing of the option;
(b) deposit and maintain in a segregated account, Securities (either physically or by book-entry in a Securities System), cash and/or other Assets in an amount specified in the Instructions; and (c) pay, release and/or transfer such Securities, cash or other Assets in accordance with any such agreement and with any notices or other communications evidencing the expiration, termination or exercise of such option which are furnished to the Custodian by the OCC, the securities or options exchanges on which such options were traded, or such other organization as may be responsible for handling such option transactions. The appropriate Fund Company and the broker-dealer shall be responsible for determining the quality and quantity of assets held in any segregated account established in compliance with applicable margin maintenance requirements and the performance of other terms of any option contract.

                  (h)      Futures Contracts.

                  Upon receipt of Instructions, the Custodian shall enter into a futures margin procedural agreement among the appropriate Fund Company, the Custodian and the designated futures commission merchant (a "Procedural Agreement"). Under the Procedural Agreement the Custodian shall: (a) receive and retain confirmations, if any, evidencing the purchase or sale of a futures contract or an option on a futures contract by such Fund Company; (b) deposit and maintain in a segregated account cash, Securities and/or other Assets designated as initial, maintenance or variation "margin" deposits intended to secure such Fund Company's performance of its obligations under any futures contracts purchased or sold, or any options on futures contracts written by such Fund Company, in accordance with the provisions of any Procedural Agreement designed to comply with the provisions of the Commodity Futures Trading Commission and/or any commodity exchange or contract market (such as the Chicago Board of Trade), the Securities Exchange Commission ("SEC"), or any similar organization(s), regarding such margin deposits; and (c) release Assets from and/or transfer Assets into such margin accounts only in accordance with any such Procedural Agreements. The appropriate Fund Company and such futures commission merchant shall be responsible for determining the type and amount of Assets held in the segregated account or paid to the broker-dealer in compliance with applicable margin maintenance requirements and the performance of any futures contract or option on a futures contract in accordance with its terms.

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                  (i)      Segregated Accounts.

                  Upon receipt of Instructions, the Custodian shall establish and maintain on its books a segregated account or accounts for and on behalf of a Fund Company, into which account or accounts may be transferred Assets of such Fund Company, including Securities maintained by the Custodian in a Securities System pursuant to Paragraph (b)(3) of this Section 4, said account or accounts to be maintained (i) for the purposes set forth in Sections 4(g), 4(h) and 4(n) and (ii) for the purpose of compliance by such Fund Company with the procedures required by the SEC Investment Company Act Release Number 10666 or any subsequent release or releases relating to the maintenance of segregated accounts by registered investment companies, or (iii) for such other purposes as may be set forth, from time to time, in Special Instructions. The Custodian shall not be responsible for the determination of the type or amount of Assets to be held in any segregated account referred to in this paragraph, or for compliance by the Fund Companies with required procedures noted in (ii) above.

                  (j)      Depositary Receipts.

                  Upon receipt of Instructions, the Custodian shall exchange, or cause to be exchanged, Securities held on behalf of a Fund Company for American Depositary Receipts or International Depositary Receipts (hereinafter referred to, collectively, as "ADRs") representing such Securities. To effect such exchange, the Custodian or Subcustodian shall surrender the Securities to the depository of the issuer of the applicable ADR, against a written receipt therefor adequately describing such Securities and written evidence satisfactory to the Custodian or Subcustodian surrendering the same that the depositary has acknowledged receipt of instructions to issue ADRs with respect to such Securities in the name of the Custodian or a nominee of the Custodian, for delivery in accordance with such instructions.

                  Upon receipt of Instructions, the Custodian shall surrender or cause to be surrendered ADRs to the issuer thereof, against a written receipt therefor adequately describing the ADRs surrendered and written evidence satisfactory to the organization surrendering the same that the issuer of the ADRs has acknowledged receipt of instructions to cause its depository to deliver the Securities underlying such ADRs in accordance with such instructions.

                  (k)      Corporate Actions, Put Bonds, Called Bonds, Etc.

                  Upon receipt of Instructions, the Custodian shall: (a) deliver warrants, puts, calls, rights or similar Securities to the issuer or trustee thereof (or to the agent of such issuer or trustee) for the purpose of exercise or sale, provided that the new Securities, cash or other Assets, if any, acquired as a result of such actions are to be delivered to the Custodian; and
(b) deposit Securities upon invitations for tenders thereof, provided that the consideration for such Securities is to be paid or delivered to the Custodian, or the tendered Securities are to be returned to the Custodian.

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

                  Notwithstanding any provision of this Agreement to the contrary, the Custodian shall take all necessary action, unless otherwise directed to the contrary in Instructions, to comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions, or similar rights of security ownership, and shall notify the appropriate Fund Company of such action in writing by facsimile transmission or in such other manner as such Fund Company and Custodian may agree in writing.

                  IRC agrees that if it gives an Instruction for the performance of an act after the deadline prescribed by the Custodian for the performance of such act, the Custodian shall use reasonable efforts to perform such act, but the Fund Company shall hold the Custodian harmless from any adverse consequences in connection with any failure to effect such Instructions. The Custodian agrees to establish reasonable deadlines by which Instructions must be given.

                  (l)      Interest Bearing Deposits.

                  Upon receipt of Instructions directing the Custodian to purchase interest bearing fixed term and call deposits (hereinafter referred to, collectively, as "Interest Bearing Deposits") for the account of a Fund Company, the Custodian shall purchase such Interest Bearing Deposits in the name of such Fund Company with such banks or trust companies, including the Custodian, any Subcustodian or any subsidiary or affiliate of the Custodian (hereinafter referred to as "Banking Institutions"), and in such amounts as such Fund Company may direct pursuant to Instructions. Such Interest Bearing Deposits may be denominated in U.S. dollars or other currencies, as such Fund Company may determine and direct pursuant to Instructions. The responsibilities of the Custodian to a Fund Company for Interest Bearing Deposits issued by the Custodian shall be that of a U.S. bank for a similar deposit. With respect to Interest Bearing Deposits other than those issued by the Custodian, (a) the Custodian shall be responsible for the collection of income and the transmission of cash to and from such accounts; and (b) the Custodian shall have no duty with respect to the selection of the Banking Institution or for the failure of such Banking Institution to pay upon demand.

                  (m)      Foreign Exchange Transactions.

                           (1)      Each Fund hereby appoints the Custodian
as its agent in the execution of certain currency exchange transactions. The Custodian agrees to provide exchange rate and U.S. Dollar information, in writing, to the Funds. Such information shall be supplied by the Custodian at least by the business day prior to the value date of the foreign exchange transaction, provided that the Custodian receives the request for such information at least two business days prior to the value date of the transaction.

                           (2)      Upon receipt of Instructions, the Custodian
shall settle foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of a Fund with such currency brokers or Banking Institutions as such Fund may determine and direct pursuant to Instructions.

                           (3)      Each Fund Company accepts full
responsibility for its use of third party foreign exchange brokers and for execution of said foreign exchange contracts and understands that the Fund Company shall be responsible for any and all costs and interest charges which may be incurred as a result of the failure or delay of its third party broker to deliver foreign exchange. The Custodian shall have no responsibility or liability with respect to the selection of the currency brokers or Banking Institutions with which a Fund Company deals or the performance of such brokers or Banking Institutions.

                           (4)      Notwithstanding anything to the contrary
contained herein, upon receipt of Instructions the Custodian may, in connection with a foreign exchange contract, make free outgoing payments of cash in the form of U.S. Dollars or foreign currency prior to receipt of confirmation of such foreign exchange contract or confirmation that the countervalue currency completing such contract has been delivered or received.

                           (5)      The Custodian shall not be obligated to
enter into foreign exchange transactions as principal. However, if the Custodian has made available to a Fund Company its services as a principal in foreign exchange transactions and subject to any separate agreement between the parties relating to such transactions, the Custodian shall enter into foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of the Fund Company, with the Custodian as principal.

                  (n)      Pledges or Loans of Securities.

                           (1)      Upon receipt of Instructions from a Fund
Company, the Custodian will release or cause to be released Securities held in custody to the pledgees designated in such Instructions by way of pledge or hypothecation to secure loans incurred by such Fund Company with various lenders including but not limited to the Custodian; provided, however, that the Securities shall be released only upon payment to the Custodian of the monies borrowed, except that in cases where additional collateral is required to secure existing borrowings, further Securities may be released or delivered, or caused to be released or delivered for that purpose upon receipt of Instructions. Upon receipt of Instructions, the Custodian will pay, but only from funds available for such purpose, any such loan upon re-delivery to it of the Securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing such loan. In lieu of delivering collateral to a pledgee, the Custodian, on the receipt of Instructions, shall transfer the pledged Securities to a segregated account for the benefit of the pledgee.

                  (2) Upon receipt of Special Instructions, and execution of a separate Securities Lending Agreement, the Custodian will release Securities held in custody to the borrower designated in such Instructions and may, except as otherwise provided below, deliver such Securities prior to the receipt of collateral, if any, for such borrowing, provided that, in case of loans of Securities held by a Securities System that are secured by cash collateral, the Custodian's instructions to the Securities System shall require that the Securities System deliver the Securities of the appropriate

Fund to the borrower thereof only upon receipt of the collateral for such borrowing. The Custodian shall have no responsibility or liability for any loss arising from the delivery of Securities prior to the receipt of collateral. Upon receipt of Instructions and the loaned Securities, the Custodian will release the collateral to the borrower.

                  (o)      Stock Dividends, Rights, Etc.

                  The Custodian shall receive and collect all stock dividends, rights, and other items of like nature and, upon receipt of Instructions, take action with respect to the same as directed in such Instructions.

                  (p)      Routine Dealings.

                  The Custodian will, in general, attend to all routine and mechanical matters in accordance with industry standards in connection with the sale, exchange, substitution, purchase, transfer, or other dealings with Securities or other property of each Fund Company except as may be otherwise provided in this Agreement or directed from time to time by Instructions from any particular Fund Company.

                  (q)      Collections.

                  The Custodian shall (a) collect amounts due and payable to each Fund Company with respect to portfolio Securities and other Assets; (b) promptly credit to the account of each Fund Company all income and other payments relating to portfolio Securities and other Assets held by the Custodian hereunder upon Custodian's receipt of such income or payments or as otherwise agreed in writing by the Custodian and any particular Fund Company; (c) promptly endorse and deliver any instruments required to effect such collection; and (d) promptly execute ownership and other certificates and affidavits for all federal, state, local and foreign tax purposes in connection with receipt of income or other payments with respect to portfolio Securities and other Assets, or in connection with the transfer of such Securities or other Assets; provided, however, that with respect to portfolio Securities registered in so-called street name, or physical Securities with variable interest rates, the Custodian shall use its best efforts to collect amounts due and payable to any such Fund Company. The Custodian shall notify a Fund Company in writing by facsimile transmission or in such other manner as such Fund Company and Custodian may agree in writing if any amount payable with respect to portfolio Securities or other Assets is not received by the Custodian when due. The Custodian shall not be responsible for the collection of amounts due and payable with respect to portfolio Securities or other Assets that are in default.

                  (f)      Bank Accounts.

                  Upon Instructions, the Custodian shall open and operate a bank account or accounts on the books of the Custodian; provided that such bank account(s) shall be in the name of the Custodian or a nominee thereof, for the account of one or more of the Fund Companies, and shall be subject only to draft or order of the Custodian; and provided further, that the records of the Custodian shall identify the amount of Assets of each Fund Company on deposit in such bank account(s) and the responsibility of the Custodian with respect to the portion of such bank account(s) attributable to each Fund Company shall be that of a U.S. bank for a similar amount deposited in a similar account.

                  (s)      Dividends, Distributions and Redemptions.

                  To enable each Fund Company to pay dividends or other distributions to shareholders of each such Fund Company and to make payment to shareholders who have requested repurchase or redemption of their shares of each such Fund Company (collectively, the "Shares"), the Custodian shall release cash or Securities insofar as available. In the case of cash, the Custodian shall, upon the receipt of Instructions, transfer such funds by check or wire transfer to any account at any bank or trust company designated by each such Fund Company in such Instructions. In the case of Securities, the Custodian shall, upon the receipt of Special Instructions, make such transfer to any entity or account designated by each such Fund Company in such Special Instructions.

                  (t)      Proceeds from Shares Sold.

                  The Custodian shall receive funds representing cash payments received for shares issued or sold from time to time by each Fund Company, and shall credit such funds to the account of the appropriate Fund Company. The Custodian shall notify the appropriate Fund Company of Custodian's receipt of cash in payment for shares issued by such Fund Company by facsimile transmission or in such other manner as such Fund Company and the Custodian shall agree. Upon receipt of Instructions, the Custodian shall: (a) deliver all federal funds received by the Custodian in payment for shares as may be set forth in such Instructions and at a time agreed upon between the Custodian and such Fund Company; and (b) make federal funds available to a Fund Company as of specified times agreed upon from time to time by such Fund Company and the Custodian, in the amount of checks received in payment for shares which are deposited to the accounts of such Fund Company.

                  (u) Proxies and Notices; Compliance with the Shareholders Communication Act of 1985.

                  The Custodian shall deliver or cause to be delivered to the appropriate Fund Company all forms of proxies, all notices of meetings, and any other notices or announcements affecting or relating to Securities owned by such Fund Company that are received by the Custodian, any Subcustodian, or any nominee of either of them, and, upon receipt of Instructions, the Custodian shall execute and deliver, or cause such Subcustodian or nominee to execute and deliver, such proxies or other authorizations as may be required. Except as directed pursuant to Instructions, neither the Custodian nor any Subcustodian or nominee shall vote upon any such Securities, or execute any proxy to vote thereon, or give any consent or take any other action with respect thereto.

                  The Custodian will not release the identity of any Fund Company to an issuer which requests such information pursuant to the Shareholder Communications Act of 1985 for the specific purpose of direct communications between such issuer and nay such Fund Company unless IRC directs the Custodian otherwise in writing.

                  (v)      Books and Records.

                  The Custodian shall maintain such records relating to its activities under this Agreement as are required to be maintained by Rule 31a-1 under the Investment Company Act of 1940 ("the 1940 Act") and to preserve them for the periods prescribed in Rule 31a-2 under the Act. These records shall be open for inspection by duly authorized officers, employees or agents (including independent public accountants) of the appropriate Fund during normal business hours of the Custodian.

                  The Custodian shall provide accountings relating to its activities under this Agreement as shall be agreed upon by each Fund Company and the Custodian.

                  (w) Opinion of Fund Companies' Independent Certified Public Accountants.

                  The Custodian shall take all reasonable action as each Fund Company may request to obtain from year to year favorable opinions from each such Fund Companies' independent certified public accountants with respect to the Custodian's activities hereunder and in connection with the preparation of each such Fund Companies' periodic reports to the SEC and with respect to any other requirements of the SEC.

                  (x)      Reports by Independent Certified Public Accountants.

                  At the request of a Fund Company, the Custodian shall deliver to such Fund Company a written report prepared by the Custodian's independent certified public accountants with respect to the services provided by the Custodian under this Agreement, including, without limitation, the Custodian's accounting system, internal accounting control and procedures for safeguarding cash, Securities and other Assets, including cash, Securities and other Assets deposited and/or maintained in a Securities System or with a Subcustodian. Such report shall be of sufficient scope and in sufficient detail as may reasonably be required by such Fund Company and as may reasonably be obtained by the Custodian.

                  (y)      Bills and Other Disbursements.

                  Upon receipt of Instructions, the Custodian shall pay, or cause to be paid, all bills, statements, or other obligations of a Fund Company.

         5.       SUBCUSTODIANS.

                  From time to time, in accordance with the relevant provisions of this Agreement, the Custodian may appoint one or more Domestic Subcustodians, Foreign Subcustodians, Special Subcustodians, or Interim Subcustodians (as each are hereinafter defined) to act on behalf of any one or more of the Fund Companies. A Domestic Subcustodian, in accordance with the provisions of this Agreement, may also appoint a Foreign Subcustodian, Special Subcustodian, or Interim Subcustodian to act on behalf of any one or more of the Fund Companies. For purposes of this Agreement, all Domestic Subcustodians, Foreign Subcustodians, Special Subcustodians and Interim Subcustodians shall be referred to collectively as "Subcustodians."

                  (a)      Domestic Subcustodians.

                  Subject to the prior written approval of IRC and the Funds, the Custodian may appoint any bank as defined in Section 2(a)(5) of the 1940 Act or any trust company or other entity, any of which meet the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, to act for the Custodian on behalf of any one or more Funds as a subcustodian for purposes of holding Assets of such Fund(s) and performing other functions of the Custodian within the United States (a "Domestic Subcustodian"). The Custodian's appointment of any such Domestic Subcustodian shall not be effective without such prior written approval of IRC and the Fund Companies. In connection with the appointment of any Domestic Subcustodian, the Custodian shall enter into a subcustodian agreement with the proposed Domestic Subcustodian in form and substance approved by IRC and each Fund Company. The Custodian shall not consent to the amendment of any subcustodian agreement entered into with a Domestic Subcustodian that materially affects IRC and Fund Company's rights under such agreement, except upon prior written approval of IRC and each Fund Company pursuant to Special Instructions. Each such duly approved Domestic Subcustodian shall be listed on Appendix A attached hereto, as it may be amended, from time to time.

                  (b)      Foreign Subcustodians.

                  The Custodian may at any time appoint, or cause a Domestic Subcustodian to appoint, any bank, trust company or other entity meeting the requirements of an "eligible foreign custodian" under Section 17(f) of the 1940 Act and the rules and regulations thereunder to act for the Custodian on behalf of any one or more Funds as a subcustodian or sub-subcustodian (if appointed by a Domestic Subcustodian) for purposes of holding Assets of the Fund(s) and performing other functions of the Custodian in countries other than the United States of America (hereinafter referred to as a "Foreign Subcustodian" in the context of either a subcustodian or a sub-subcustodian); provided that the Custodian shall have obtained written confirmation from each Fund Company of the approval of the Board of Directors or other governing body of each such Fund (which approval may be withheld in the sole discretion of such Board of Directors or other governing body or entity) with respect to (i) the identity of any proposed Foreign Subcustodian (including branch designation), (ii) the country or countries in which, and the securities depositories or clearing agencies (hereinafter "Securities Depositories and Clearing Agencies"), if any, through which, the Custodian or any proposed

Foreign Subcustodian is authorized to hold Securities and other Assets of each such Fund Company, and (iii) the form and terms of the subcustodian agreement to be entered into with such proposed Foreign Subcustodian. Each such duly approved Foreign Subcustodian and the countries where and the Securities Depositories and Clearing Agencies through which they may hold Securities and other Assets of the Fund Companies shall be listed on Appendix A attached hereto, as it may be amended, from time to time. Each Fund Company shall be responsible for informing the Custodian sufficiently in advance of a proposed investment which is to be held in a country in which no Foreign Subcustodian is authorized to act, in order that there shall be sufficient time for the Custodian, or any Domestic Subcustodian, to effect the appropriate arrangements with a proposed Foreign Subcustodian, including obtaining approval as provided in this Section 5(b). In connection with the appointment of any Foreign Subcustodian, the Custodian shall, or shall cause the Domestic Subcustodian to, enter into a subcustodian agreement with the Foreign Subcustodian in form and substance approved by IRC and each such Fund Company. The Custodian shall not consent to the amendment of, and shall cause any Domestic Subcustodian not to consent to the amendment of, any agreement entered into with a Foreign Subcustodian, which materially affects any Fund Company's rights under such agreement, except upon prior written approval of such Fund Company pursuant to Special Instructions.

                  (c)      Interim Subcustodians.

                  Notwithstanding the foregoing, in the event that a Fund Company shall invest in an Asset to be held in a country in which no Foreign Subcustodian is authorized to act, the Custodian shall notify such Fund Company in writing by facsimile transmission or in such other manner as such Fund Company and the Custodian shall agree in writing of the unavailability of an approved Foreign Subcustodian in such country; and upon the receipt of Special Instructions from such Fund Company, the Custodian shall, or shall cause its Domestic Subcustodian to, appoint or approve an entity (referred to herein as an "Interim Subcustodian") designated in such Special Instructions to hold such Security or other Asset.

                  (d)      Special Subcustodians.

                  Upon receipt of Special Instructions, the Custodian shall, on behalf of a Fund Company, appoint one or more banks, trust companies or other entities designated in such Special Instructions to act for the Custodian on behalf of such Fund Company as a subcustodian for purposes of: (i) effecting third-party repurchase transactions with banks, brokers, dealers or other entities through the use of a common custodian or subcustodian; (ii) providing depository and clearing agency services with respect to certain variable rate demand note Securities, (iii) providing depository and clearing agency services with respect to dollar denominated Securities, and (iv) effecting any other transactions designated by such Fund Company in such Special Instructions. Each such designated subcustodian (hereinafter referred to as a "Special Subcustodian") shall be listed on Appendix A attached hereto, as it may be amended from time to time. In connection with the appointment of any Special Subcustodian, the Custodian shall enter into a subcustodian agreement with the Special Subcustodian in form and substance approved by the appropriate Fund Company in Special Instructions. The Custodian shall not amend any subcustodian agreement entered into with a Special Subcustodian, or waive any rights under such agreement, except upon prior approval pursuant to Special Instructions.

                  (e)      Termination of a Subcustodian.

                  The Custodian may, at any time in its discretion upon notification to the appropriate Fund Companies, terminate any Subcustodian of such Fund(s) in accordance with the termination provisions under the applicable subcustodian agreement, and upon the receipt of Special Instructions, the Custodian will terminate any Subcustodian in accordance with the termination provisions under the applicable subcustodian agreement. Notwithstanding the above, the Custodian may not terminate Morgan Stanley Trust Company as a Domestic Subcustodian under this Agreement unless 60 days prior written notice is provided to IRC and the Fund Companies.

                  (f)      Certification Regarding Foreign Subcustodians.

                  Upon request of a Fund Company, the Custodian shall deliver to such Fund Company a certificate stating: (i) the identity of each Foreign Subcustodian then acting on behalf of the Custodian; (ii) the countries in which and the Securities Depositories and Clearing Agencies through which each such Foreign Subcustodian is then holding cash, Securities and other Assets of such Fund Company; and (iii) such other information as may be requested by such Fund Company, and as the Custodian shall be reasonably able to obtain, to evidence compliance with rules and regulations under the 1940 Act.

         6.       STANDARD OF CARE.

                  (a)      General Standard of Care.

                  The Custodian shall be liable to IRC and each Fund Company for all losses, damages and reasonable costs and expenses (including reasonable attorneys fees) suffered or incurred by IRC and each Fund Company in connection with this Agreement resulting from the negligence or willful misconduct of the Custodian.

                  (b) Actions Prohibited by Applicable Law, Events Beyond Custodian's Control, Sovereign Risk, Etc.

                  In no event shall the Custodian incur liability hereunder (i) if the Custodian or any Subcustodian or Securities System, or any subcustodian, Securities System, Securities Depository or Clearing Agency utilized by the Custodian or any such Subcustodian, or any nominee of the Custodian or any Subcustodian (individually, a "Person") is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of: (a) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or of any foreign country, or political subdivision thereof or of any court of competent jurisdiction (other than a federal bankruptcy court) (and neither the Custodian nor any other Person shall be obligated to take any action contrary thereto); or (b) any event beyond the control of the Custodian or other Person such as armed conflict, riots, labor disputes of third-party vendors, Fund Company equipment or transmission failures, natural disasters, or failure of the mails, transportation, communications or power supply; or (ii) for any loss, damage, cost or expense resulting from "Sovereign Risk." A "Sovereign Risk" shall mean nationalization, expropriation, currency devaluation, revaluation or fluctuation, confiscation, seizure, cancellation, destruction or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, taxes, levies or other charges affecting a Fund's Assets; or acts of armed conflict, terrorism, insurrection or revolution.

                  (c)      Liability for Past Records.

                  Neither the Custodian nor any Domestic Subcustodian shall have any liability in respect of any loss, damage or expense suffered by a Fund Company, insofar as such loss, damage or expense arises from the performance of the Custodian or any Domestic Subcustodian as a result of reasonable reliance upon records that were maintained for such Fund Company by entities other than the Custodian or any Domestic Subcustodian prior to the Custodian's employment hereunder.

                  (d)      Advice of Counsel.

                  The Custodian and all Domestic Subcustodians shall be entitled to receive and act upon the written advice of counsel of its own choosing on all matters (which may include counsel for the Fund Companies). The Custodian and all Domestic Subcustodians shall be without liability for any actions taken or omitted in good faith pursuant to the written advice of counsel.

                  (e)      Advice of the Fund and Others.

                  The Custodian and any Domestic Subcustodian may rely upon the advice of any Fund and upon statements of such Fund's accountants and other persons affiliated with the Fund Companies reasonably believed by it in good faith to be expert in matters upon which they are consulted, and neither the Custodian nor any Domestic Subcustodian shall be liable for any actions taken or omitted, reasonably and in good faith, pursuant to such written advice or statements.

                  (f)      Instructions Appearing to be Genuine.

                  The Custodian and all Domestic Subcustodians shall be fully protected and indemnified in acting as a custodian hereunder upon any Resolutions of the Board of Directors or Trustees, Instructions, Special Instructions, advice, notice, request, consent, certificate, instrument or paper appearing to it to be genuine and to have been properly executed and shall, unless otherwise specifically provided herein, be entitled to receive as conclusive proof of any fact or matter required to be ascertained from any Fund Company hereunder a certificate signed by any officer of such Fund authorized to countersign or confirm Special Instructions.

                  (g)      Exceptions from Liability.

                  Without limiting the generality of any other provisions hereof, neither the Custodian nor any Domestic Subcustodian shall be under any duty or obligation to inquire into, nor be liable for:

             (i) the validity of the issue of any Securities purchased by or for any Fund Company, the legality of the purchase thereof or evidence of ownership required to be received by any such Fund Company, or the propriety of the decision to purchase or amount paid therefor;

             (ii) the legality of the sale of any Securities by or for any Fund Company, or the propriety of the amount for which the same were sold; or

            (iii) any other expenditures, encumbrances of Securities, borrowings or similar actions with respect to any Fund Company's Assets;

and may, until notified to the contrary, presume that all Instructions or Special Instructions received by it are not in conflict with or in any way contrary to any provisions of any such Fund Company's Declaration of Trust, Partnership Agreement, Articles of Incorporation or By-Laws or votes or proceedings of the shareholders, trustees, partners or directors of any such Fund Company, or any such Fund Company's currently effective Registration Statement on file with the SEC.

         7.       LIABILITY OF THE CUSTODIAN FOR ACTIONS OF OTHERS.

                  (a)      Domestic Subcustodians and Foreign Subcustodian

                  The Custodian shall be liable for the acts or omissions of any Domestic Subcustodian and Foreign Subcustodian to the same extent as if such actions or omissions were performed by the Custodian itself.

                  (b) Securities Systems, Interim Subcustodians, Special Subcustodians, Securities Depositories and Clearing Agencies.

                  The Custodian shall not be liable to any Fund Company for any loss, damage or expense suffered or incurred by such Fund resulting from or occasioned by the actions or omissions of a Securities System, Interim Subcustodian, Special Subcustodian, or Securities Depository and Clearing Agency unless such loss, damage or expense is caused by, or results from, the negligence or willful misconduct of the Custodian.

                  (c)      Defaults or Insolvencies of Brokers, Banks, Etc.

                  The Custodian shall not be liable for any loss, damage or expense suffered or incurred by any Fund Company resulting from or occasioned by the actions, omissions, neglects, defaults or insolvency of any broker, bank, trust company or any other person with whom the Custodian may deal (other than any of such entities acting as a Subcustodian, Securities System or Securities Depository and Clearing Agency, for whose actions the liability of the Custodian is set out elsewhere in this Agreement) unless such loss, damage or expense is caused by, or results from, the gross negligence or willful misconduct of the Custodian.

                  (d)      Reimbursement of Expenses.

                  IRC agrees to reimburse the Custodian for all reasonable out-of-pocket expenses incurred by the Custodian in connection with this Agreement, but excluding salaries and overhead expenses.

         8.       INDEMNIFICATION.

                  (a)      Indemnification by IRC.

                  Subject to the limitations set forth in this Agreement, IRC agrees to indemnify and hold harmless the Custodian and its nominees from all losses, damages and expenses (including reasonable attorneys' fees) suffered or incurred by the Custodian or its nominee caused by or arising from actions taken by the Custodian, its employees or agents in the performance of its duties and obligations under this Agreement, including, but not limited to, any indemnification obligations undertaken by the Custodian under any relevant subcustodian agreement, the form of which has been approved by IRC; provided, however, that such indemnity shall not apply to the extent the Custodian is liable under Sections 6 or 7 hereof.

                  If any Fund Company requires the Custodian to take any action with respect to Securities, which action involves the payment of money or which may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to such Fund Company being liable for the payment of money or incurring liability of some other form, such Fund Company, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

                  (b)      Indemnification by Custodian.

                  Subject to the limitations set forth in this Agreement and in addition to the obligations provided in Sections 6 and 7, the Custodian agrees to indemnify and hold harmless by IRC and each Fund Company from all losses, damages and expenses suffered or incurred that is caused by the negligence or willful misconduct of the Custodian or any Subcustodian.

         9.       ADVANCES.

                  In the event that, pursuant to Instructions, the Custodian or any Subcustodian, Securities System, or Securities Depository or Clearing Agency acting either directly or indirectly under agreement with the Custodian (each of which for purposes of this Section 9 shall be referred to as "Custodian"), makes any payment or transfer of funds on behalf of any Fund Company as to which there would be, at the close of business on the date of such payment or transfer, insufficient funds held by the Custodian on behalf of any such Fund Company, the Custodian may, in its discretion without further Instructions, provide an advance ("Advance") to any such Fund Company in an amount sufficient to allow the completion of the transaction by reason of which such payment or transfer of funds is to be made. In addition, in the event the Custodian is directed by Instructions to make any payment or transfer of funds on behalf of any Fund Company as to which it is subsequently determined that such Fund Company has overdrawn its cash account with the Custodian as of the close of business on the date of such payment or transfer, said overdraft shall constitute an Advance. Any Advance shall be payable by the Fund Company on behalf of which the Advance was made on demand by Custodian, unless otherwise agreed by such Fund Company and the Custodian, and, as an overdraft charge, shall accrue interest from the date of the Advance to the date of payment by such Fund Company to the Custodian at a rate agreed upon in writing from time to time by the Custodian and such Fund Company. It is understood that any transaction in respect of which the Custodian shall have made an Advance, including but not limited to a foreign exchange contract or transaction in respect of which the Custodian is not acting as a principal, is for the account of and at the risk of the Fund Company on behalf of which the Advance was made, and not, by reason of such Advance, deemed to be a transaction undertaken by the Custodian for its own account and risk. The Custodian and each of the Fund Companies that are parties to this Agreement acknowledge that the purpose of Advances is to provide for the prompt delivery in accordance with the settlement terms of such transactions or to meet emergency expenses not reasonably foreseeable by a Fund Company. The Custodian shall promptly notify the appropriate Fund Company of any Advance. Such notification shall be sent by facsimile transmission or in such other manner as such Fund Company and the Custodian may agree. The Custodian shall have a lien on the property in the custody accounts, in an amount not greater than 110% of the amount of an advance to secure payment of any such advance.

         10.      COMPENSATION.

                  IRC will pay to the Custodian such compensation as is agreed to in writing by the Custodian and IRC from time to time. Such compensation, together with all amounts for which the Custodian is to be reimbursed in accordance with Section 7(e), shall be billed to IRC and paid in cash to the Custodian.

         11.      POWERS OF ATTORNEY.

                  Upon request, each Fund shall deliver to the Custodian such proxies, powers of attorney or other instruments as may be required in connection with the performance by the Custodian or any Subcustodian of their respective obligations under this Agreement or any applicable subcustodian agreement.

         12.      TERMINATION AND ASSIGNMENT.

                  Any Fund Company or the Custodian may terminate this Agreement by notice in writing, delivered or mailed, postage prepaid (certified mail, return receipt requested) to the other not less than 60 days prior to the date upon which such termination shall take effect. Upon termination of this Agreement, IRC shall pay to the Custodian such fees as may be due the Custodian hereunder as well as its reimbursable disbursements, costs and expenses paid or incurred. Upon termination of this Agreement, the Custodian shall deliver, at the terminating party's expense, all Assets held by it hereunder to the appropriate Fund Company or as otherwise designated by such Fund Company by Special Instructions. Upon such delivery, the Custodian shall have no further obligations or liabilities under this Agreement except as to the final resolution of matters relating to activity occurring prior to the effective date of termination.

                  This Agreement may not be assigned by the Custodian or any Fund Company without the respective consent of the other, duly authorized by a resolution by its Board of Directors or Trustees.

         13.      ADDITIONAL FUNDS.

                  Additional Fund Companies may become party to this Agreement after the date hereof by an instrument in writing to such effect signed by such Fund Company or Companies and the Custodian. If this Agreement is terminated as to one or more of the Fund Companies (but less than all of the Fund Companies) or if an additional Fund Company or Companies shall become a party to this Agreement, there shall be delivered to each party an Appendix B or an amended Appendix B, signed by each of the additional Fund Companies (if any) and each of the remaining Fund Companies as well as the Custodian, deleting or adding such Fund Company or Companies, as the case may be. The termination of this Agreement as to less than all of the Fund Companies shall not affect the obligations of the Custodian and the remaining Fund Companies hereunder as set forth on the signature page hereto and in Appendix B as revised from time to time.

         14.      NOTICES.

                  As to IRC and each Fund Company, notices, requests, instructions and other writings delivered to Investors Research Corporation, 4500 Main Street, Kansas City, Missouri 64111, Attention: General Counsel, postage prepaid, or to such other address as any particular Fund Company may have designated to the Custodian in writing, shall be deemed to have been properly delivered or given to IRC and the Fund Companies.

                  Notices, requests, instructions and other writings delivered to the Securities Administration Department of the Custodian at its office at 928

Grand Avenue, Kansas City, Missouri, or mailed postage prepaid, to the Custodian's Securities Administration Department, Post Office Box 226, Kansas City, Missouri 64141, or to such other addresses as the Custodian may have designated to each Fund Company in writing, shall be deemed to have been properly delivered or given to the Custodian hereunder; provided, however, that procedures for the delivery of Instructions and Special Instructions shall be governed by Section 2(c) hereof.

         15.      MISCELLANEOUS.

                  (a) This Agreement is executed and delivered in the State of Missouri and shall be governed by the laws of such state.

                  (b) All of the terms and provisions of this Agreement shall be binding upon, and inure to the benefit of, and be enforceable by the respective successors and assigns of the parties hereto.

                  (c) No provisions of this Agreement may be amended, modified or waived, in any manner except in writing, properly executed by both parties hereto; provided, however, Appendix A may be amended from time to time as Domestic Subcustodians, Foreign Subcustodians, Special Subcustodians, and Securities Depositories and Clearing Agencies are approved or terminated according to the terms of this Agreement.

                  (d) The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

                  (e) This Agreement shall be effective as of the date of execution hereof.

                  (f) This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  (g) The following terms are defined terms within the meaning of this Agreement, and the definitions thereof are found in the following sections of the Agreement:

   Term                                                 Section

   Account                                              4(b)(3)(ii)
   ADR's                                                4(j)
   Advance                                              9
   Assets                                               2
   Authorized Person                                    3
   Banking Institution                                  4(1)
   Domestic Subcustodian                                5(a)
   Foreign Subcustodian                                 5(b)
   Instruction                                          2
   Interim Subcustodian                                 5(c)
   Interest Bearing Deposit                             4(1)
   OCC                                                  4(g)(2)
   Person                                               6(b)
   Procedural Agreement                                 4(h)
   SEC                                                  4(b)(3)
   Securities                                           2
   Securities Depositories and
     Clearing Agencies                                  5(b)
   Securities System                                    4(b)(3)
   Shares                                               4(s)
   Sovereign Risk                                       6(b)
   Special Instruction                                  2
   Special Subcustodian                                 5(d)
   Subcustodian                                         5
   1940 Act                                             4(v)

                  (h) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid by any court of competent jurisdiction, the remaining portion or portions shall be considered severable and shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if this Agreement did not contain the particular part, term or provision held to be illegal or invalid.

                  (i) This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof, and accordingly supersedes, as of the effective date of this Agreement, any custodian agreement heretofore in effect between the Fund Companies and the Custodian.

         IN WITNESS WHEREOF, the parties hereto have caused this Custody Agreement to be executed by their respective duly authorized officers.


ATTEST:                                      INVESTORS RESEARCH CORPORATION

                                             By: /s/ William M. Lyons
                                             Name: William M. Lyons
                                             Title: Executive V.P. & General
                                                           Counsel
                                             Date:



ATTEST:                                      UMB BANK, N.A.

                                             By: /s/ David Swan
                                             Name: David Swan
                                             Title: SVP
                                             Date: 9-12-95

                                   APPENDIX A

                                CUSTODY AGREEMENT


DOMESTIC SUBCUSTODIANS:

         United Missouri Trust Company of New York

         Morgan Stanley Trust Company (Foreign Securities Only)


SECURITIES SYSTEMS:

         Federal Book Entry

         Depository Trust Company

         Participant's Trust Company


SPECIAL SUBCUSTODIANS:

                             SECURITIES DEPOSITORIES

COUNTRY             FOREIGN SUBCUSTODIANS               CENTRAL DEPOSITORY

Argentina           Citibank                            Caja de Valores
Australia           Australia and New Zealand Bank      CHESS
Austria             Creditanstalt Bankverein            OKB
Bangladesh          Standard Chartered Bank             N/A
Belgium             Banque Bruxelles Lambert            CIK
Botswana            Barclays Bank of Botswana           N/A
Brazil              Banco de Boston                     BOVESPA
                                                        Rio De Janeiro Stock
                                                          Exchange
Canada              Toronto Dominion Bank               CDS
Chile               Citibank N.A.                       Depositorio Central
                                                          de Valores
China               Hongkong & Shanghai Bank Corp.
                      Shenzhen Exchange:                Citibank, N.A.
                                                        Standard Chartered Bank
                                                        Hongkong & Shanghai
                                                        Bank Corp.
                      Shanghai Exchange:                Shanghai Exchange
Colombia            Cititrust                           N/A
Czech Republic      ING Bank                            SCP
Denmark             Den Danske Bank                     VP
Finland             Union Bank of Finland               N/A
France              Banque Indosuez                     SICOVAM
Germany             BHF Bank                            DKV
Ghana               Barclays Bank of Ghana              N/A
Greece              Citibank N.A.                       N/A

Hong Kong           Hongkong & Shanghai Bank Corp.      CCASS
Hungary             Euroclear (see Austria)             OKB
                    Citibank Budapest                   KELER
India               Standard Chartered Bank             N/A
Indonesia           Hongkong & Shanghai Bank Corp.      N/A
Ireland             Allied Irish Bank                   N/A
Israel              Bank Leumi                          SECH
Italy               Barclays Bank                       Monte Titoli S.p.A.
Japan               Morgan Stanley International        JASDEC

                  Mutual Fund Clients:  Mitsubishi Bank Ltd.

Jordan               Arab Bank ple                      N/A
Kenya                Barclays Bank of Kenya             N/A
Korea                Standard Chartered Bank            KCD
Luxembourg           Euroclear/Bankque Bruxelles
                        Lambert                         N/A
Malaysia             Oversea Chinese Banking Corp.      MCD
Mauritius            Hongkong & Shanghai Bank Corp.     N/A
Mexico               Citibank N.A.                      S.D. Indeval
Morocco              Banque Commerciale du Maroc        N/A
Netherlands          ABN Amro Bank                      NECIGEF
New Zealand          Australia and New Zealand Bank     AUSTRACLEAR
Norway               Den Norske Bank                    VPS
Pakistan             Standard Chartered Bank            SCD
Papua New Guinea     Australia and New Zealand Bank     N/A
                       (see Australia)
Peru                 Citibank N.A.                      Caja de Valores
Phillippines         Hongkong & Shanghai Bank Corp.     N/A
Poland               Citibank S.A.                      NDS
Portugal             Banco Comercial Portugues          N/A
Singapore            Oversea Chinese Banking Corp.      CDP
South Africa         First National Bank of Southern
                       Africa                           N/A
Spain                Banco Santander                    SCLV
Sri Lanka            Hongkong & Shanghai Bank Corp.     CDS
Swaziland            Barclays Bank of Swaziland         N/A
Sweden               Svenska Handelsbanken              VPS
Switzerland          Bank Leu                           SEGA
Taiwan               Hongkong & Shanghai Bank Corp.     TSCD
Thailand             Standard Chartered Bank            TSD
Turkey               Citibank N.A.                      N/A
United Kingdom       Barclays Bank PLC                  N/A
USA                  DTC                                DTC
                     Chemical Bank                      N/A
Uruguay              Citibank N.A.                      N/A
Venezuela            Citibank N.A.                      N/A
Zambia               Barclays Bank of Zambia            N/A
Zimbabwe             Barclays Bank of Zimbabwe          N/A

Investors Research Corporation                       UMB Bank, n.a.


By: /s/ William M. Lyons                             By: /s/ David Swan
Name:                                                Name: David Swan
Title:                                               Title: SVP
Date:                                                Date: 9-12-95

                                   APPENDIX B

                                CUSTODY AGREEMENT

         The following open-end management investment companies ("Funds") are hereby made parties to the Custody Agreement dated September 12, 1995, with UMB Bank, n.a. ("Custodian") and Investors Research Corporation, and agree to be bound by all the terms and conditions contained in said Agreement:


                                  LIST OF FUNDS

                       Twentieth Century Growth Investors
                       Twentieth Century Select Investors
                        Twentieth Century Ultra Investors
                        Twentieth Century Vista Investors
                      Twentieth Century Giftrust Investors
                      Twentieth Century Heritage Investors
                      Twentieth Century Balanced Investors
                       Twentieth Century Equity Investors
                        Twentieth Century Value Investors
                  Twentieth Century International Equity Income
                 Twentieth Century International Emerging Growth
                                   TCI Growth
                                  TCI Balanced
                                  TCI Advantage
                                TCI International


ATTEST:                                          INVESTORS RESEARCH CORPORATION

                                                  By: /s/ William M. Lyons
                                                  Name:
                                                  Title:
                                                  Date:

ATTEST:                                          UMB BANK, N.A.

                                                 By: /s/ David Swan
                                                 Name: David Swan
                                                 Title: SVP
                                                 Date: 9-12-95